                                                                     EXHIBIT 11


                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)


                                                           Three Months Ended
                                                               January 31,
                                                          ---------------------
                                                           1998            1997
                                                          ------          ------
                                                              (Unaudited)
Income from continuing operations ...............       $ 2,293          $ 3,372
Income from discontinued operations, net of
   income taxes .................................            --              954
Gain on sale of discontinued operations, net
     of income taxes ............................        13,606               --
                                                        -------          -------
Net income ......................................       $15,899          $ 4,326
                                                        =======          =======
Weighted average shares
  outstanding-basic .............................        14,085           13,646
                                                        =======          =======
Earnings per common share:
  Basic:
    Income from continuing operations ...........       $  0.16          $  0.25
    Income from discontinued operations .........            --             0.07
    Gain on sale of discontinued operations .....          0.97               --
                                                        -------          -------
      Earnings per common share .................       $  1.13          $  0.32
                                                        =======          =======

Income from continuing operations ...............       $ 2,293          $ 3,372
Income from discontinued operations, net of
   income taxes .................................            --              954
Gain on sale of discontinued operations, net
     of income taxes ............................        13,606               --
                                                        -------          -------
Net income ......................................       $15,899          $ 4,326

Interest on 6.88% convertible subordinated
  debentures and amortization of related issuance
  costs, net of applicable income taxes .........           999(1)           999(1)
                                                        -------          -------
Adjusted net income .............................       $15,899          $ 4,326
                                                        =======          =======
Weighted average shares
  outstanding-basic .............................        14,085           13,646
Effect of common stock equivalents
  arising from stock options ....................           199              286
Subordinated debentures assumed
  converted to common stock .....................         2,696(1)         2,696(1)
                                                        -------          -------
Weighted average shares
  outstanding-diluted ...........................        14,284           13,932
                                                        =======          =======
Earnings per common share:
  Diluted:
    Income from continuing operations ...........       $  0.16          $  0.24
    Income from discontinued operations .........            --             0.07
    Gain on sale of discontinued operations .....       $  0.95               --
                                                        -------          -------
      Earnings per common share .................       $  1.11          $  0.31
                                                        =======          =======


(1) The conversion of the 6.88% subordinated debentures would be antidilutive for the periods presented and therefore, it is not included in the computation of diluted earnings per share.